Report of Independent Accountants

To the Shareholders and Board of Trustees of PaineWebber Global Income Fund


In planning and performing our audit of
the financial statements of PaineWebber
Global Income Fund (the "Company") for
the year ended October 31, 1999, we
considered its internal control,
 including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of
preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding
of assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their
design and operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
matters in internal control that might
be material weaknesses
under standards established by the American
Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.

This report is intended solely for
the information and use of the Board
of Trustees, management and
the Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.

PricewaterhouseCoopers LLP
New York, New York
December 22, 1999
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